

<ARTICLE>                  5

<PERIOD-TYPE>                                        6-MOS
<FISCAL-YEAR-END>                                    MAR-31-2001
<PERIOD-END>                                         SEP-30-2000
<CASH>                                               275,443
<SECURITIES>                                         2,573,557
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       24,552,414<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           24,268,168
<TOTAL-LIABILITY-AND-EQUITY>                         24,552,414<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     100,552<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     314,896<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (1,295,366)<F5>
<EPS-BASIC>                                          (25.18)
<EPS-DILUTED>                                        000

<F1>Included in Total Assets:  Investments in Local Limited  Partnerships,
    net of $21,383,047, Restricted cash of $288,971 and Other assets of $31,396
<F2>Included in Total  Liabilities and Equity: Accounts payable to affiliates of
    $244,014 and Accounts payable and accrued expenses of $40,232
<F3>Included in Total revenue: Investment of $80,530 and Other of $20,022
<F4>Included in Other Expenses: Asset management fees of $150,998, General and administrative of $112,256, Provision for valuation of investment in Local Limited Partnership of $35,551 and Amortization of $16,091
<F5>Included in Net Loss: Equity in losses of Local Limited Partnerships of
    $1,081,022

